Exhibit 99.1

Mastech Digital to Acquire InfoTrellis

Combined entity creates a stronger Digital Transformation Services Company with deep Consulting and Project Delivery Capabilities in Data Management & Analytics

Transaction Highlights:

•	InfoTrellis brings highly specialized capabilities in Data Management & Analytics to Mastech Digital’s suite of service offerings

•	Acquisition will significantly strengthen Mastech Digital’s capability to offer consulting and project-based delivery of digital transformation services

•	Combined entity has augmented scale, expanded global delivery capability, and deeper leadership strength

•	Total associate headcount to exceed 1,500 globally

Pittsburgh, PA – July 7, 2017: Mastech Digital, Inc. (NYSE: MHH), a leading Digital Transformation Services provider, today announced that it has entered into definitive agreements to acquire the services division of InfoTrellis Inc., a Canada-based Data Management & Analytics company. The acquisition will bring together two differentiated companies - both with global brand recognition and complementary service offerings.

The acquired business, to be branded as Mastech InfoTrellis, will offer project-based consulting services to customers in the areas of Master Data Management, Data Integration, and Big Data, and at the same time strengthen Mastech Digital’s digital transformation services capability. InfoTrellis’ industry-wide recognition for its thought leadership and depth in data management & analytics, as well as proven global delivery expertise, should enhance the growth opportunities of the combined entity.

The transaction is valued at $55 million, with $35.7 million paid in cash at closing and $19.3 million deferred over the next two years. The deferred purchase price is contingent upon the acquired business generating specified EBIT (earnings before interest and taxes) targets during the two years following the closing and is payable in cash and in installments following each year, if earned.

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com

Mastech Digital expects to realize several synergies from the combined enterprise:

•	Ability to participate in larger digital transformation deals

•	Opportunity to cross-sell broader range of service offerings to existing and future customers of both businesses

•	Larger scale, improved operational efficiencies and expanded global delivery model

•	Better economies of scale from shared support services integration

Commenting on the acquisition, Vivek Gupta, President and CEO of Mastech Digital, said, “We began transforming Mastech into a digital transformation services company a year ago when we launched our new name ‘Mastech Digital’ and recast our service offerings. The acquisition of InfoTrellis will be a significant milestone in that journey. I am delighted with the capabilities InfoTrellis brings to the Mastech Digital family and am excited about creating a combined organization that will deliver world-class services around Data Management & Analytics in its expanded portfolio of digital transformation services.”

Mahmood Abbas, CEO and Co-founder of InfoTrellis, said, “We are excited and looking forward to uniting with Mastech Digital, which has global brand recognition and is highly respected in the IT industry. I am confident that our strengths in delivering project-based consulting services in Data Management & Analytics, combined with Mastech Digital’s scale and proven experience in providing IT staffing and digital transformation services, will create a powerful go-to brand in the industry.”

Also commenting on the deal, Sachin Wadhwa, Chief Operating Officer and Co-founder of InfoTrellis, said, “The integration will advance our vision of addressing the wider challenges faced by our clients in adopting Big Data and Advanced Analytics. We believe the combination of Mastech Digital and InfoTrellis will have a meaningful impact in the way Data Management and Analytics consulting is delivered by us.“

InfoTrellis has over 200 associates globally, a customer-base of more than 40 blue chip customers in North America, offices in Toronto (Canada) and Austin (Texas, U.S.), as well as a global delivery center in Chennai (India). Mastech Digital has nearly 1,300 associates globally, a customer-base of over 300 companies, seven offices across the US, as well as a delivery center in New Delhi (India). Mastech Digital reported revenues of $132 million for its latest fiscal year ended December 31, 2016; InfoTrellis reported revenues of $22 million for its latest fiscal year ended June 30, 2016.

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com

The funding for the transaction will consist of a combination of debt and equity. A new $65 million facility with PNC Bank will provide debt financing for the transaction, refinance Mastech Digital’s existing debt with PNC and provide borrowing capacity for the future. The equity financing will be completed through a $6 million private placement of newly issued shares of Mastech Digital common stock to Mastech’s founders and majority shareholders, Ashok Trivedi and Sunil Wadhwani. The common stock will be sold at price per share equal to the greater of $7.00 or the closing price for the common stock on July 10, 2017. The terms of the private placement were negotiated and approved by a Special Committee of independent directors, which retained counsel and an independent financial advisor. Mr. Trivedi and Mr. Wadhwani were also represented by independent counsel with respect to the private placement. The closing of the private placement is conditioned on the simultaneous closing of the acquisition. The debt financing will also close concurrently with the acquisition.

In connection with the acquisition, Messrs. Trivedi and Wadhwani entered into an Equity Support Agreement with Mastech Digital pursuant to which they agreed to future purchases of newly issued Mastech Digital common stock at a price per share based on the market price of the common stock at the time of any purchases solely to the extent necessary to fund the deferred purchase price payments described above in the event that Mastech Digital has insufficient funds to make these payments.

The acquisition is subject to customary closing conditions and is expected to close in July 2017.

Mastech Digital’s M&A Advisors included: The Chesapeake Group – financial advisors; Blank Rome, LLP – US legal counsel; Blake, Cassels & Graydon, LLP – Canada legal counsel, and Khaitan & Co. – Indian legal counsel. Messrs. Trivedi and Wadhwani were advised by McGuireWoods LLP.

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com

About Mastech Digital

Mastech Digital (NYSE MKT: MHH) is a national provider of IT services focused on solving its customers’ digital transformation challenges. The Company’s IT staffing services span across digital and mainstream technologies while its digital transformation services include Salesforce.com, SAP HANA, and digital learning services. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S. and India. For more information, visit www.mastechdigital.com.

About InfoTrellis

InfoTrellis is a Canada-based Information Management Consulting and Technology Services Company that provides project and consulting services in Master Data Management, Data Integration, and Big Data.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates”, “plans” and “projects” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to (i) projections of revenues, earnings, and cash flow, and (ii) the expected completion of the acquisition, debt financing and equity financing transactions, the time frame in which such transactions will occur, the expected benefits to Mastech Digital from completing such transactions and the expected performance of Mastech Digital following completion of the acquisition, debt financing and equity financing transactions, including future financial and operating results, expected synergies, and the combined company’s plans, objectives, expectations and intentions. These statements are based on information currently available to Mastech Digital and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict and many of which are outside of the control of Mastech Digital. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements for the acquisition, debt financing or equity financing transactions; (2) the inability to timely complete or complete at all the acquisition, debt financing or equity financing transactions due to the failure to satisfy the conditions to closing set forth in the definitive agreements for such transactions; (3) the risk that the acquisition, debt financing or equity financing transactions disrupt current plans and operations of Mastech Digital and/or InfoTrellis as a result of the announcement, pendency or consummation of such transactions; (4) the ability to successfully integrate the operations and employees of InfoTrellis into Mastech; (5) the ability to recognize the anticipated benefits of the acquisition of InfoTrellis which may be affected by, among other things, competition, the ability of Mastech Digital to grow and manage growth profitably, maintain

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com

relationships with customers and suppliers and retain key employees; (6) costs related to the acquisition, debt financing and equity financing transactions; (7) the possibility that Mastech Digital or InfoTrellis or their respective subsidiaries and affiliates may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties that are described in more detail in Mastech Digital’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com